EXHIBIT 23(d)

                  CONSENT OF SANDLER O'NEILL & PARTNERS, L.P.

     We hereby consent to the references in the Proxy Statement/Prospectus forming a part of this Registration Statement on Form S-4 to our opinion dated _____________, 1995, filed as an Exhibit thereto, with respect to the merger of Midlantic Corporation and Old York Road Bancorp, and to our firm, respectively, and to the inclusion of such opinion as an appendix to such Proxy Statement/Prospectus.

                                      SANDLER O'NEILL & PARTNERS, L.P.

New York, New York
April 28, 1995